Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Inflection Point Holdings II LLC

Address of Joint Filer:	167 Madison Avenue, Suite 205 #1017
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner, Director by deputization

Issuer Name and Ticker or Trading Symbol:	USA Rare Earth, Inc. [USAR]

Date of Event Requiring Statement:
(Month/Day/Year):	03/13/2025

Name of Joint Filer:	Michael Blitzer

Address of Joint Filer:	167 Madison Avenue, Suite 205 #1017
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	USA Rare Earth, Inc. [USAR]

Date of Event Requiring Statement:
(Month/Day/Year):	03/13/2025